Exhibit 2

WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

OF

LOGICMARK, INC.

The Winvest Investment Fund Management Corp., a Delaware corporation (the “Majority Stockholder”), being at the time of execution of this Written Consent of the Majority Stockholder (this “Written Consent”) the record holder of a majority of the outstanding stock of LogicMark, Inc., a Nevada corporation (the “Corporation”), that is entitled to vote on the matters set forth in this Written Consent, and acting in accordance with Section 2.10 of the Bylaws of the Corporation (the “Bylaws”) and Section 78.320 of the Nevada Revised Statutes, hereby consents to, adopts and approves the actions set forth in the following recitals and resolutions, which actions shall have the same force and effect as if taken at a duly convened annual or special meeting of the stockholders, in accordance with Section 2.10 of the Bylaws:

WHEREAS, at the time of execution of this Written Consent, the Majority Stockholder is the record holder and beneficial owner of 4,074,587 shares (the “Shares”) of common stock, $0.0001 par value per share (“Common Stock”), of the Corporation;

WHEREAS, the Shares are a majority of the outstanding stock of the Corporation that is entitled to vote on the matters set forth in this Written Consent;

WHEREAS, the Majority Stockholder believes it is advisable and in the best interest of the stockholders of the Corporation to amend the Bylaws, pursuant to the authority granted to the Majority Stockholder in Section 2.10 of the Bylaws and the authority granted to the stockholders in Section 7.6 of the Bylaws, including, but not limited to, to change the size of the Board; and

WHEREAS, the Majority Stockholder believes it is advisable and in the best interest of the stockholders of the Corporation to elect the members of the Board of Directors of the Corporation (the “Board”) in the same manner that would be effected at an annual meeting of the stockholders, with the effect that the newly elected members shall replace those members that are not re-elected; and

NOW, THEREFORE, it is hereby:

AMENDMENT OF THE BYLAWS

RESOLVED, that Article III, Section 3.1 of the Bylaws is amended in its entirety to read as follows:

Section 3.1 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by action of the stockholders or by resolution of the Board of Directors. Directors of the Corporation need not be stockholders.

RESOLVED, that Article VII, Section 7.6 of the Bylaws is hereby renumbered as Section 7.7 and such section is amended in its entirety to read as follows:

Section 7.7 Amendment of Bylaws. These Bylaws may be altered or repealed and new Bylaws made, by the Board of Directors; provided that any alteration, repeal or new Bylaw made by the Board of Directors shall only take effect if and when approved by the stockholders. The stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

RESOLVED, that a new Article VII, Section 7.6 is hereby added to the Bylaws, which new Section 7.6 shall read as follows:

Section 7.6 Certain Limitations on Board Authority. All other provisions of the Bylaws notwithstanding, during any period of time that any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder is the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s voting stock representing one-third (1/3) or more of the total voting power of all outstanding classes of the Corporation’s voting stock entitled to vote generally in elections of directors, as presumptively but rebuttably determined by one or more filings of a current Schedule 13D pursuant to the Exchange Act, the Board of Directors shall not be authorized to, and shall not purport to, take any of the following actions without first obtaining the written consent of such “person” or “group”:

(i)	authorize the terms of any shares of preferred stock or other capital stock of the Corporation, including the approval and filing of any certificate of designation or similar instrument;

(ii)	amend, alter, repeal or add any provisions to the articles of incorporation of the Corporation, or any certificate of designation of preferred stock of the Corporation or similar instrument, or the Bylaws;

(iii)	purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the preferred stock of the Corporation as expressly authorized in the articles of incorporation, or any certificate of designation of preferred stock, (ii) dividends or other distributions payable on the common stock of the Corporation solely in the form of additional shares of common stock;

(iv)	cause the issuance of any shares of common stock or preferred stock or other capital stock of the Corporation, or any capital stock equivalent, including but not limited to any security, instrument or obligation that is convertible or exchangeable into shares of capital stock, and any swap or other derivative instrument that serves a similar purpose or may provide a return similar to the foregoing instruments;

(v)	cause the Company to become obligated with respect to any indebtedness, swap transaction or financing activity, including a series of transactions, with a principal amount, notional amount, face amount or other stated amount in excess of $500,000.

ELECTION OF THE MEMBERS OF THE BOARD

RESOLVED, that the number of directors that are members of the Board of Directors shall be four (4).

RESOLVED, that, pursuant to Section 2.10 and Section 3.2 of the Bylaws, the Majority Stockholder hereby elects the following persons to serve as directors of the Board, in the same manner that would be effected at an annual or special meeting of the stockholders, with the effect that the following newly elected directors shall replace those directors that are not re-elected, and shall serve as directors until the next annual meeting of the stockholders of the Corporation (or special meeting of the stockholders called and held for such purpose) or until a director’s successor is duly elected and qualified:

2

Barbara Gutierrez

Walter F. Harris

Jourdan Matthews

Natasha Ovsepyan;

GENERAL ENABLING RESOLUTIONS

RESOLVED, that all actions of any kind heretofore taken by the Majority Stockholder in connection with the foregoing resolutions be, and hereby are, ratified, confirmed and approved in all respects;

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver to any Person deemed appropriate by any such officer or officers, any and all certificates, agreements, amendments, instruments, documents or undertakings of any kind and nature whatsoever to establish, facilitate or comply with the terms and conditions of these resolutions, such certificates, agreements, amendments, instruments, documents or undertakings to be in such form and to contain the signature of such officer or officers executing the same, the authorization and approval of the Corporation to be conclusively evidenced by any such officer’s or officers’ execution thereof, and to do and perform or cause to be done and performed all acts, deeds and things, in the name and on behalf of the Corporation, to take any and all steps in connection with these resolutions and to take such further actions as they are any of them may deem necessary or appropriate in order to effectuate the purpose and intent of the foregoing resolutions;

RESOLVED, that this Written Consent may be executed by the undersigned Majority Stockholder by electronic signature, and an executed copy of this Written Consent may be delivered by the undersigned by email or facsimile or other form of electronic transmission including by a .pdf, .tif, gif, jpeg or similar format attached to an electronic transmission;

RESOLVED, that the undersigned hereby waives any and all irregularities of notice, with respect to the time and place of meeting, and consents to the transaction of all business represented by this Written Consent; and

RESOLVED, that this Written Consent shall take effect at the time that it is executed by the Majority Stockholder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Majority Stockholder of the Corporation, hereby taking the actions set forth herein with respect to all of the Shares, has executed this Written Consent on the date set forth below, to take effect at the time of execution by the Majority Stockholder.

The Winvest Investment Fund Management Corp.

Signature:	/s/ Jourdan Matthews
Name:	Jourdan Matthews
Title:	President

Date and time of execution: As indicated by Docusign records.

[Signature page to Written Consent of the Majority Stockholder]